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                                                           EXHIBIT 10.1


                                                      Transcript Document No. 2

                   WAYNE COUNTY INDUSTRIAL DEVELOPMENT AGENCY

                            (WAYNE COUNTY, NEW YORK)

                                       and

                            ULTRALIFE BATTERIES, INC.

                               --------------------

                                 LEASE AGREEMENT

                               --------------------


                          Dated as of February 1, 1998

                    (Ultralife Batteries, Inc. 1998 Facility)





                                                    Duplicate
                                                    No Security Interest Can Be
                                                    Created Herein Except By
                                                    Possession Of The Original
                                                    Counterpart Hereof.


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

DEFINITIONS.................................................................. 2

                                   ARTICLE II

REPRESENTATIONS AND COVENANTS................................................ 3
         Section 2.1       Representations and Covenants of Agency........... 3
         Section 2.2       Representations and Covenants of Company.......... 4

                                   ARTICLE III

FACILITY SITE ............................................................... 5
         Section 3.1       Agreement to Convey to Agency..................... 5
         Section 3.2       .................................................. 5

                                   ARTICLE IV

ACQUISITION, RENOVATION AND EQUIPPING OF FACILITY............................ 5
         Section 4.1       Acquisition, Renovation And Equipping of Facility. 5
         Section 4.2       Certificates of Completion........................ 6
         Section 4.3       Remedies to be Pursued Against Contractors,
                           Subcontractors, Materialmen and their Sureties.... 7

                                    ARTICLE V

DEMISING CLAUSES AND RENTAL PROVISIONS....................................... 7
         Section 5.1       Demise of Facility................................ 7
         Section 5.2       Duration of Lease Term; Quiet Enjoyment........... 7
         Section 5.3       Rents and Other Amounts Payable................... 8
         Section 5.4       Obligations of Company Hereunder Unconditional.... 9

                                   ARTICLE VI

MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE.............................. 9
         Section 6.1       Maintenance and Modifications of Facility by
                           Company........................................... 9


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                                                                            Page

         Section 6.2       Installation of Additional Equipment..............10
         Section 6.3       Taxes, Assessments and Utility Charges............10
         Section 6.4       Insurance Required................................11
         Section 6.5       Additional Provisions Respecting Insurance........12
         Section 6.6       Application of Net Proceeds of Insurance..........13
         Section 6.7       Right of Agency to Pay Taxes, Insurance Premiums
                           and Other Charges.................................13

                                   ARTICLE VII

DAMAGE, DESTRUCTION AND CONDEMNATION.........................................14
         Section 7.1       Damage or Destruction of the Facility.............14
         Section 7.2       Condemnation......................................15
         Section 7.3       Condemnation of Company-Owned Property............17
         Section 7.4       Waiver of Real Property Law Section 227...........17

                                  ARTICLE VIII

SPECIAL COVENANTS............................................................17
         Section 8.1       No Warranty of Condition or Suitability by Agency.17
         Section 8.2       Hold Harmless Provisions..........................17
         Section 8.3       Right to Inspect Facility.........................18
         Section 8.4       Company to Maintain Its Existence.................18
         Section 8.5       Qualification in State............................18

         Section 8.6       Agreement to File Annual Statements and Provide

                           Information.......................................18
         Section 8.7       Books of Record and Account; Financial Statements.19
         Section 8.8       Compliance With Orders, Ordinances, Etc...........19
         Section 8.9       Discharge of Liens and Encumbrances...............21
         Section 8.10      Identification of Equipment.......................21
         Section 8.11      Depreciation Deductions and Investment Tax Credit.22
         Section 8.12      Employment Opportunities, Notice of Jobs..........22

                                   ARTICLE IX

RELEASE OF CERTAIN LAND; ASSIGNMENTS AND SUBLEASING..........................22
         Section 9.1       Restriction on Sale of Facility; Release of
                           Certain Land......................................22
         Section 9.2       Removal of Equipment..............................23
         Section 9.3       Assignment and Subleasing.........................24
         Section 9.4       Merger of Agency..................................24

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                                                                            Page

                                    ARTICLE X

EVENTS OF DEFAULT AND REMEDIES...............................................25
         Section 10.1      Events of Default Defined.........................25
         Section 10.2      Remedies on Default...............................27
         Section 10.3      Remedies Cumulative...............................28
         Section 10.4      Agreement to Pay Attorneys' Fees and Expenses.....28
         Section 10.5      No Additional Waiver Implied by One Waiver........28

                                   ARTICLE XI

EARLY TERMINATION OF LEASE AGREEMENT;

OPTION IN FAVOR OF COMPANY...................................................28
         Section 11.1      Early Termination of Lease Agreement..............28
         Section 11.2      Conditions to Early Termination of Lease
                           Agreement.........................................29
         Section 11.3      Obligation to Purchase Facility...................29
         Section 11.4      Conveyance on Purchase............................29

                                   ARTICLE XII

MISCELLANEOUS................................................................30
         Section 12.1      Notices...........................................30
         Section 12.2      Binding Effect....................................30
         Section 12.3      Severability......................................30
         Section 12.4      Amendments, Changes and Modifications.............30
         Section 12.5      Execution of Counterparts.........................31
         Section 12.6      Applicable Law....................................31
         Section 12.7      List of Additional Equipment; Further Assurances..31
         Section 12.8      Survival of Obligations...........................31
         Section 12.9      Table of Contents and Section Headings not
                           Controlling.......................................31

EXHIBIT A                  LEGAL DESCRIPTION OF ULTRALIFE PARCEL
EXHIBIT A-1                LEGAL DESCRIPTION OF ROADWAYS
EXHIBIT B                  EQUIPMENT

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         THIS LEASE AGREEMENT dated as of February 1, 1998 is between the WAYNE
COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the State of New York, having its office at 16 William Street, Lyons, New York 14489 (the "Agency"), and ULTRALIFE BATTERIES, INC., a business corporation duly organized and validly existing under the laws of the State of Delaware and authorized to do business in the State of New York, having its principal office at 1350 Route 88 South, Newark, New York 14513 (the "Company").

                                    RECITALS

         Title 1 of Article 18-A of the General Municipal Law of the State of New York was duly enacted into law as Chapter 1030 of the Laws of 1969 of the State of New York;

         The aforesaid act authorizes the creation of industrial development agencies for the Public Purposes of the State;

         The aforesaid act further authorizes the creation of industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and empowers such agencies, among other things, to acquire, reconstruct, renovate, refurbish, equip, lease, sell and dispose of land and any building or other improvement, and all real and personal property, including but not limited to, machinery and equipment deemed necessary in connection therewith, whether now in existence or under construction, which shall be suitable for manufacturing, civic, warehousing, research, commercial, recreation or industrial facilities, in order to advance job opportunities, health, general prosperity and the economic welfare of the people of the State and to improve their standard of living;

         Pursuant to and in accordance with the provisions of the aforesaid act, the Agency was created and is empowered under the Act to undertake the providing, financing and leasing of the Facility defined below;

         The Facility shall consist of the acquisition of an approximately 67 acre parcel of land located at Stuart Park, 1350 Route 88 South, Village of Newark, Town of Arcadia, Wayne County, New York on which are located an approximately 110,000 square foot building (the "413/414 Building") and an approximately 141,000 square foot building (the "412 Building") and the renovation and equipping of the 413/414 Building and approximately 29,000 square feet of the 412 Building, all to be leased by the Agency to the Company for the manufacture of lithium batteries in applications requiring high energy, reliable and long-lasting power sources and for research and development, distribution and administrative purposes, and possibly for sublease of a portion of the 412 Building to as yet unknown third parties for light manufacturing and office purposes (the "Facility") including the following, as they relate to the construction, erection and completion of such Facility, whether or not any materials or supplies described


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below are incorporated into or become an integral part of such Facility:(i) all purchases, leases, rentals and other uses of tools, machinery and equipment in connection with construction of the Facility, and (ii) purchases, rentals, uses or consumption of supplies, materials and services of every kind and description used in connection with construction of the Facility, and (iii) all equipment, machinery, and other tangible personal property (including installation costs with respect thereto), installed or placed in, upon or under such Facility;

         The Facility shall also consist of a shared interest with Silver Hill Associates, LLC of approximately six (6) acres of land which consists of roadways within Stuart Park described on Exhibit A-1 attached hereto for the purpose of ingress and egress for such parties which will be leased to both the Company and Silver Hill Associates, LLC with the express intention that the Company and Silver Hill Associates, LLC will dedicate same to the Village of Newark and the Agency would convey its interest in said six (6) acre parcel at the time of dedication;

         The Agency proposes to acquire and lease the Facility;

         The Company has agreed with the Agency, on behalf of the Agency and as the Agency's agent, to acquire, renovate and equip the Facility in accordance with the Plans and Specifications; and

         The Agency proposes to lease the Facility to the Company, and the Company desires to rent the Facility from the Agency, upon the terms and conditions set forth in this Lease Agreement.

                                    AGREEMENT

         For and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto do hereby mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         All capitalized terms used in this Lease Agreement and not otherwise defined shall have the meanings assigned thereto in the Schedule of Definitions attached hereto as Schedule A.

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                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS

         Section 2.1 Representations and Covenants of Agency. The Agency makes the following representations and covenants as the basis for the undertakings on its part herein contained:

         (a) The Agency is duly established and validly existing under the provisions of the Act and has full legal right, power and authority to execute, deliver and perform each of the Agency Documents and the other documents contemplated thereby. Each of the Agency Documents and the other documents contemplated thereby has been duly authorized, executed and delivered by the Agency.

         (b) The Agency will cause the Land to be acquired, the Improvements to be acquired and reconstructed and the Equipment, if any, to be acquired and installed and will lease the Facility to the Company pursuant to this Lease Agreement, all for the Public Purposes of the State.

         (c) By resolution adopted on December 5, 1997, the Agency determined that, based upon the review by the Agency of the materials submitted and the representations made by the Company relating to the Facility, the Facility would not have a "significant impact" or "significant effect" on the environment within the meaning of the SEQR Act.

         (d) Neither the execution and delivery of any of the Agency Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Agency Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of the Act, any other law or ordinance of the State or any political subdivision thereof or of the Agency's Certificate of Establishment or By-laws, as amended, or of any corporate restriction or any agreement or instrument to which the Agency is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Agency under the terms of the Act or any such law, ordinance, Certificate of Establishment, By-laws, restriction, agreement or instrument, except for Permitted Encumbrances.

         (e) Each of the Agency Documents and the other documents contemplated thereby constitutes a legal, valid and binding obligation of the Agency enforceable against the Agency in accordance with its terms.

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         (f) The Agency has been induced to enter into this Lease Agreement by the undertaking of the Company to utilize the Facility in Wayne County, New
York.

         Section 2.2 Representations and Covenants of Company. The Company makes the following representations and covenants as the basis for the undertakings on its part herein contained:

         (a) The Company is a business corporation duly organized and validly existing under the laws of the State of Delaware, authorized to do business in the State of New York, in good standing under the laws of the State and has full legal right, power and authority to execute, deliver and perform each of the Company Documents and the other documents contemplated thereby. Each of the Company Documents and the other documents contemplated thereby has been duly authorized, executed and delivered by the Company.

         (b) Neither the execution and delivery of any of the Company Documents and the other documents contemplated thereby or the consummation of the transactions contemplated thereby nor the fulfillment of or compliance with the provisions of any of the Company Documents and the other documents contemplated thereby, will conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any law or ordinance of the State or any political subdivision thereof or of the Company's Certificate of Incorporation or By-laws, as amended, or any corporate restriction or any agreement or instrument to which the Company is a party or by which it is bound, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Company under the terms of any such law, ordinance, Certificate of Incorporation or By-laws, as amended, restriction, agreement or instrument, except for Permitted Encumbrances.

         (c) The Facility and the design, acquisition, renovation and equipping and operation thereof will conform with all applicable zoning, planning, building and environmental laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Facility. The Company shall defend, indemnify and hold harmless the Agency from any liability or expenses, including reasonable attorneys fees, resulting from any failure by the Company to comply with the provisions of this subsection.

         (d) Each of the Company Documents and the other documents contemplated thereby constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (e) The Company will complete the renovation and equipping of the Facility in accordance with the terms and provisions of the Plans and Specifications.

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         (f) The Facility is and will continue to be a "project," as such quoted term is defined in the Act. The Company will not take any action, or fail to take any action, which would cause the Facility to not constitute a "project" as such quoted term is defined in the Act.

                                   ARTICLE III

                                  FACILITY SITE

         Section 3.1 Agreement to Convey to Agency. The Company will convey or cause to be conveyed to the Agency title to the Equipment, if any, to be owned by the Agency and Improvements acquired after the date hereof, subject to Permitted Encumbrances.

         Section 3.2 Dedication of Roadways. The Company, together with Silver Hill Associates, LLC, will undertake all reasonable efforts to cause the land described on Exhibit A-1 attached hereto to be dedicated to the Village of Newark. The Agency will have no responsibility to make any improvements to or to maintain, or take steps to dedicate such land to the Village of Newark. Such responsibility will rest with the Company and Silver Hill Associates, LLC. If the land described in Exhibit A-1 is not dedicated by the Company and Silver Hill Associates, LLC by the termination date of this Lease, then the Agency will convey the fee interest to said land to the Company and Silver Hill Associates, LLC, their respective successors and assigns, as tenants in common.

                                   ARTICLE IV

                ACQUISITION, RENOVATION AND EQUIPPING OF FACILITY

         Section 4.1 Acquisition, Renovation And Equipping of Facility.

         (a) The Company agrees that, on behalf of the Agency, it will acquire, renovate and equip the Facility in accordance with the Plans and Specifications. The Company may revise the Plans and Specifications from time to time with the written approval of the Agency, which approval may not be unreasonably withheld.

         (b) Title to all materials, equipment, machinery and other items of Property incorporated or installed in the Facility shall vest in the Agency immediately upon the Company's obtaining an interest in or to the materials, equipment, machinery and other items of Property. The Company shall execute, deliver and record or file all instruments necessary

                                      - 5 -


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or appropriate to so vest title to the Agency and shall take all action necessary or appropriate to protect such title against claims of any third Persons.

         (c) The Agency hereby appoints the Company its true and lawful agent, and the Company hereby accepts such agency (i) to acquire, renovate and equip the Facility in accordance with the Plans and Specifications, and to maintain, repair and replace the Facility and any components thereof for the term of this Agreement, (ii) to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other Persons, and in general to do all things which may be requisite or proper, all for constructing the Improvements and acquiring and installing the Equipment with the same powers and with the same validity as the Agency could do if acting on its own behalf, (iii) to pay all fees, costs and expenses incurred in the construction of the Improvements and the acquisition and installation of the Equipment from funds made available therefor in accordance with this Lease Agreement, and (iv) to ask, demand, sue for, levy, recover and receive all such sums or money, debts, dues and other demands whatsoever which may be due, owing and payable to the Agency under the terms of any contract, order, receipt, or writing in connection with construction and completion of the Improvements and the acquisition and installation of the Equipment, and to enforce the provisions of any contract, agreement, obligation, bond or other performance security.

         (d) The Agency shall enter into, and accept the assignment of, such contracts as the Company may request in order to effectuate the purposes of this
Section 4.l.

         (e) The Company, as agent for the Agency, shall comply with all provisions of the Labor Law of the State applicable to the acquisition, renovation and equipping, maintaining, repairing and replacing of the Facility and shall include in all construction contracts all provisions which may be required to be inserted therein by such provisions. Except as provided in the preceding sentence, the provisions of this subsection do not create any obligations or duties not created by applicable law outside of the terms of this Lease Agreement.

         Section 4.2 Certificates of Completion. To establish the Completion Date, the Company shall deliver to the Agency a certificate signed by an Authorized Representative of the Company (i) stating that acquisition, renovation and equipping of the Facility has been completed in accordance with the Plans and Specifications therefor; (ii) stating that the payment of all labor, services, materials and supplies used in such acquisition has been made or provided for; and (iii) such certificates as may be satisfactory to the Agency, including without limitation, a final certificate of occupancy, if applicable. The Company agrees to complete the acquisition, renovation and equipping of the Facility on or before February 10, 2003.

         Section 4.3 Remedies to be Pursued Against Contractors, Subcontractors, Materialmen and their Sureties. In the event of a default by any contractor, subcontractor, materialman or other Person under any contract made by it in connection with the Facility or in

                                      - 6 -


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the event of a breach of warranty or other liability with respect to any materials, workmanship, or performance guaranty, the Company at its expense, either separately or in conjunction with others, may pursue any and all remedies available to it and the Agency, as appropriate, against the contractor, subcontractor, materialman or other Person so in default and against any surety for the performance of such contract. The Company, in its own name or in the name of the Agency, may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, materialman or surety or other Person which the Company deems reasonably necessary, and in such event the Agency, at the Company's expense, hereby agrees to cooperate fully with the Company and to take all action necessary to effect the substitution of the Company for the Agency in any such action or proceeding.

                                    ARTICLE V

                     DEMISING CLAUSES AND RENTAL PROVISIONS

         Section 5.1 Demise of Facility. The Agency hereby leases the Facility, consisting of the Land as particularly described in Exhibit A and Exhibit A-1 attached hereto, the Improvements and the Equipment as particularly described in Exhibit B attached hereto, to the Company and the Company hereby takes the Facility from the Agency upon the terms and conditions of this Lease Agreement.

         Section 5.2 Duration of Lease Term; Quiet Enjoyment.

         (a) The Agency shall deliver in "as is" condition to the Company sole and exclusive possession of the Facility (subject to Sections 8.3 and 10.2 hereof) and the leasehold estate created hereby shall commence on the Closing Date and the Company shall accept possession of the Facility on the Closing Date.

         (b) Except as provided in Section 10.2 hereof, the leasehold estate created hereby shall terminate at 12:00 midnight on December 31, 2007 or on such earlier date as may be permitted by Section 11.1 hereof.

         (c) Except as provided in Sections 8.3 and 10.2 hereof, the Agency shall neither take nor suffer or permit any action to prevent the Company during the Lease Term from having quiet and peaceable possession and enjoyment of the Facility and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Facility as hereinabove provided.

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         Section 5.3 Rents and Other Amounts Payable.

         (a) The Company shall pay basic rent for the Facility for the Lease Term, which shall be all due and at the commencement of the Lease Term in the amount of Seven Hundred Sixty Eight Thousand Five Hundred Seventy Dollars ($768,570.00), payable in installments as follows: by the payment of Four Hundred Thousand Dollars ($400,000.00) on the execution of this Lease and (i) thereafter by annual installments commencing on the 1st day of December, 1998, and on the 1st day of December of each succeeding year, through and including the 1st day of December, 2001, each aforedescribed annual installment in the annual amount of Fifty Thousand Dollars ($50,000.00), and (ii) thereafter by annual installments commencing on the 1st day of December, 2002 and on the 1st day of each succeeding year, through and including the 1st day of December, 2007, each aforedescribed annual installment in the annual amount of Twenty Eight Thousand Ninety-Five Dollars ($28,095.00). The Company shall provide on or before the Closing Date a Letter of Credit from The Chase Manhattan Bank in favor of the Agency, guaranteeing the annual basic rent installments, each in the amount of Fifty Thousand Dollars ($50,000.00) due on the 1st day of December, 1998, 1999, 2000 and 2001. If the Agency receives notice from the provider of the Letter of Credit that the Letter of Credit will be terminated prior to December 1, 2001, the Agency may draw on the Letter of Credit immediately to cover all unpaid basic rent installments due on or before December 1, 2001.

         (b) In addition to the payments of rent pursuant to Section 5.3(a) hereof, throughout the Lease Term, the Company shall pay to the Agency as additional rent, within ten (10) days of receipt of demand therefore, the expenses of the Agency and the members thereof incurred (i) by reason of the Agency's ownership or leasing of the Facility or (ii) in connection with the carrying out of the Agency's duties and obligations under the Agency Documents, the payment of which is not otherwise provided for under this Lease Agreement. The foregoing shall not be deemed to include any annual or continuing administrative or management fee beyond any initial administrative fee or fee for services rendered by the Agency. The Agency is not currently anticipating any fees or expenses which will be collected under this provision.

         (c) The Company, under the provisions of this Section 5.3, agrees to make the above-mentioned payments in immediately available funds and without any further notice in lawful money of the United States of America. In the event the Company shall fail to timely make any payment required in Section 5.3(a) or 5.3(b), the Company shall pay the same together with interest on such payment at a rate equal to two percent (2%) plus the Prime Rate, but in no event at a rate higher than the maximum lawful prevailing rate, from the date on which such payment was due until the date on which such payment is made.

         Section 5.4 Obligations of Company Hereunder Unconditional. The obligations of the Company to make the payments required in Section 5.3 hereof, and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general

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obligation of the Company, and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Agency. The Company agrees it will not (i) suspend, discontinue or abate any payment required hereunder or (ii) fail to observe any of its other covenants or agreements in this Lease Agreement.

         Subject to the foregoing provisions, nothing contained in this Section shall be construed to release the Agency from the performance of any of the agreements on its part contained in this Lease Agreement or to affect the right of the Company to seek reimbursement, and in the event the Agency should fail to perform any such agreement, the Company may institute such separate action against the Agency as the Company may deem necessary to compel performance or recover damages for non-performance, and the Agency covenants that it will not, subject to the provisions of Section 8.3 and Article X hereof, take, suffer or permit any action which will adversely affect, or create any defect in its title to the Facility or which will otherwise adversely affect the rights or estate of the Company hereunder, except upon written consent of the Company.

         The Agency is relying upon the title description of the Facility provided by the Company and attached hereto as Exhibit A and therefore will not be liable to the Company for any errors or omissions as to the title description.

                                   ARTICLE VI

                 MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

         Section 6.1 Maintenance and Modifications of Facility by Company.

         (a) The Company shall not abandon the Facility or cause or permit any waste to the Improvements. During the Lease Term, the Company shall not remove any part of the Facility outside of the jurisdiction of the Agency and shall (i) keep the Facility in as reasonably safe condition as its operations shall permit; (ii) make all necessary repairs and replacements to the Facility (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen); and (iii) operate the Facility in a sound and economic manner.

         (b) With the written consent of the Agency, which shall not be unreasonably withheld, the Company from time to time may make any structural additions, modifications or improvements to the Facility or any part thereof, provided such actions do not adversely affect the structural integrity of the Facility. All such additions, modifications or improvements made by the Company shall become a part of the Facility and the Property of the Agency subject to

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the terms of this Lease Agreement. The Company agrees to deliver to the Agency all documents which may be necessary or appropriate to convey to the Agency title to such property.

         Section 6.2 Installation of Additional Equipment. Subject to the provisions of Section 8.10 hereof, the Company or any permitted sublessee of the Company from time to time may install additional machinery, equipment or other personal property in the Facility (which may be attached or affixed to the Facility), and such machinery, equipment or other personal property shall not become, or be deemed to become, a part of the Facility. The Company from time to time may create or permit to be created any Lien on such machinery, equipment or other personal property. Further, the Company from time to time may remove or permit the removal of such machinery, equipment and other personal property from the Facility, provided that any such removal of such machinery, equipment or other personal property shall not occur (i) if any Event of Default has occurred; or (ii) if any such removal shall adversely affect the structural integrity of the Facility or impair the overall operating efficiency of the Facility for the purposes for which it is intended, and provided further, that if any damage is occasioned to the Facility by such removal, the Company agrees to promptly repair such damage at its own expense.

         Section 6.3 Taxes, Assessments and Utility Charges.

         (a) The Company agrees to pay, as the same become due and before any fine, penalty, interest (except interest which is payable in connection with legally permissible installment payments) or other cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof: (i) all taxes, payments in lieu of taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Facility and any machinery, equipment or other Property installed or brought by the Company therein or thereon, including, without limiting the generality of the foregoing, any sales or use taxes imposed with respect to the Facility or any part or component thereof, or the rental or sale of the Facility or any part thereof and any taxes levied upon or with respect to the income or revenues of the Agency from the Facility; (ii) all utility and other charges, including service charges, incurred or imposed for or with respect to the operation, maintenance, use, occupancy, upkeep and improvement of the Facility;
(iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements; and (iv) all payments under the PILOT Agreement; provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated under this Lease Agreement to pay only such installments as are required to be paid during the Lease Term.

         (b) The Company may in good faith contest any such taxes, assessments and other charges. In the event of any such proceedings, the Company may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such proceedings and any appeal therefrom, provided, however, that (i) neither the Facility nor any part thereof or interest

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therein would be in any immediate danger of being sold, forfeited or lost by reason of such proceedings and (ii) the Company shall have set aside on its books adequate reserves with respect thereto and shall have furnished such security, if any, as may be required in such proceedings or requested by the Agency.

         (c) The Agency agrees that if it or the Company contests any taxes, assessments or other charges provided for in paragraph (b) hereof, all sums returned, as a result thereof, will be promptly transmitted by the Agency to the Company and that the Company shall be entitled to retain all such amounts.

         (d) Within thirty (30) days of receipt of written request therefor, the Company shall deliver to the Agency official receipts of the appropriate taxing authorities or other proof satisfactory to the Agency evidencing payment of any tax or evidence that the Company is taking appropriate steps to challenge the tax.

         Section 6.4 Insurance Required. At all times throughout the Lease Term, the Company shall, at its sole cost and expense, maintain or cause to be maintained insurance against such risks and for such amounts as are customarily insured against by businesses of like size and type and shall pay, as the same become due and payable, all premiums with respect thereto, including, but not necessarily limited to:

         (a) Insurance against loss or damage by fire, lightning and other casualties customarily insured against, with a uniform standard extended coverage endorsement, such insurance to be in an amount not less than the full replacement value of the completed Improvements, exclusive of footings and foundations, as determined by a recognized appraiser or insurer selected by the Company, but in no event less than the total rental amounts payable pursuant to
Section 5.3(a) hereof.

         (b) Workers' compensation insurance, disability benefits insurance and each other form of insurance which the Company or any permitted sublessee is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company or any permitted sublessee who are located at or assigned to the Facility. This coverage shall be in effect from and after the Completion Date or on such earlier date as any employees of the Company, any permitted sublessee, any contractor or subcontractor first occupy the Facility.

         (c) Insurance protecting the Agency and the Company against loss or losses from liability imposed by law or assumed in any written contract (including the contractual liability assumed by the Company under Section 8.2 hereof) and arising from personal injury, including bodily injury or death, or damage to the property of others, caused by an accident or occurrence with a limit of liability of not less than $1,000,000 (combined single limit for personal injury, including bodily injury or death, and property damage), comprehensive automobile liability including all owned, non-owned and hired autos with a limit of liability of not less than $1,000,000 (combined single limit or equivalent for personal injury, including bodily injury or death, and property damage) and with a blanket excess liability coverage in an amount not less than $5,000,000 combined single limit or equivalent protecting the Agency and the Company against any loss or liability or damage for personal injury, including bodily injury or death, or property damage.

         (d) A policy or policies of flood insurance in an amount not less than the total rental amounts payable pursuant to Section 5.3(a) hereof or the maximum amount of flood insurance available with respect to the Facility under the Flood Disaster Protection Act of 1973, as amended, whichever is less. This requirement will be waived upon presentation of evidence satisfactory to the Agency that no portion of the Land is located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

         Section 6.5 Additional Provisions Respecting Insurance.

         (a) All insurance required by Section 6.4 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the entity required to procure the same and authorized to write such insurance in the State. Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the procuring entity is engaged. All policies evidencing the insurance required by Sections 6.4 shall provide for payment of the losses to the Company or the Agency as their respective interests may appear and hereof shall provide for at least thirty (30) days' prior written notice of the restriction, cancellation or modification thereof to the Agency. The policy evidencing the insurance required by Section 6.4(c) hereof shall name the Agency as an additional named insured. The policies under Section 6.4(a) shall contain appropriate waivers of subrogation.

         (b) The policies or certificates (or binders) of insurance required by Sections 6.4(a), (c) and (d) hereof shall be deposited with the Agency on or before the Closing Date. The Company shall deliver to the Agency before the first Business Day of each calendar year thereafter a certificate dated not earlier than the immediately preceding month reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required by Section 6.4 hereof and complying with the additional requirements of Section 6.5(a) hereof. Prior to the expiration of each such policy, the Company shall furnish the appropriate Person with evidence that such policy has been renewed or replaced or is no longer required by this Lease Agreement. The Company shall provide such further information with respect to the insurance coverage required by this Lease Agreement as the Agency may from time to time reasonably require.

         Section 6.6 Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.4 hereof shall be applied as follows: (i) the Net Proceeds of the insurance required by Sections 6.4(a) and (d) hereof shall be applied as provided in Section 7.l hereof and (ii) the Net Proceeds of the insurance required by Sections 6.4(b) and (c) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

         Section 6.7 Right of Agency to Pay Taxes, Insurance Premiums and Other Charges. If the Company fails (i) to pay any tax, together with any fine, penalty, interest or cost which may have been added thereto or become due or been imposed by operation of law for nonpayment thereof, or payments-in-lieu-of-taxes pursuant to the PILOT Agreement, assessment or other governmental charge required to be paid by Section 6.3 hereof, (ii) to maintain any insurance required to be maintained by Section 6.4 hereof, (iii) to pay any amount required to be paid by any law or ordinance relating to the use or occupancy of the Facility or by any requirement, order or notice of violation thereof issued by any governmental person, (iv) to pay any mechanic's Lien which is recorded or filed against the Facility or any part thereof (unless contested in accordance with the provisions of Section 8.9(b)), or (v) to pay any other amount or perform any act hereunder required to be paid or performed by the Company hereunder, the Agency may pay or cause to be paid such tax or payments-in-lieu-of-taxes pursuant to the PILOT Agreement, assessment or other governmental charge or the premium for such insurance or any such other payment or may perform any such act. No such payment shall be made or act performed by the Agency until at least ten (10) days shall have elapsed since notice shall have been given by the Agency to the Company, and in the case of any tax, assessment or governmental charge or the amounts specified in paragraphs (iii) and (iv) hereof, no such payment shall be made in any event if the Company is contesting the same in good faith to the extent and as permitted by this Lease Agreement unless an Event of Default hereunder shall have occurred and be continuing. No such payment by the Agency shall affect or impair any rights of the Agency hereunder arising in consequence of such failure by the Company. The Company, shall, on demand, reimburse the Agency for any amount so paid or for expenses or costs incurred in the performance of any such act by the Agency pursuant to this Section (which shall include all reasonable legal fees and disbursements), together with interest thereon from the date of payment of such amount, expense or cost by the Agency.

                                   ARTICLE VII

                      DAMAGE, DESTRUCTION AND CONDEMNATION

         Section 7.1 Damage or Destruction of the Facility.

         (a) If the Facility or any part or component shall be damaged or destroyed (in whole or in part) at any time during the Lease Term:

                (i) the Agency shall have no obligation to replace, repair, rebuild, restore or relocate the Facility; and

                (ii) there shall be no abatement or reduction in the amounts payable by the Company under this Lease Agreement or the PILOT Agreement (whether or not the Facility is replaced, repaired, rebuilt, restored or relocated); and

                  (iii) the Company shall promptly give written notice thereof to the Agency; and

                (iv) upon the occurrence of such damage or destruction, the Net Proceeds derived from the insurance shall be paid to the Company; and

                (v) the Company shall have the option to terminate this Lease Agreement pursuant to Section 11.1 hereof or to promptly replace, repair, rebuild or restore the Facility or the damaged part or component thereof to substantially the same condition and value as an operating entity as existed prior to such damage or destruction, with such changes, alterations and modifications as may be desired by Company, provided that such changes, alterations or modifications do not so change the nature of the Facility that it does not constitute a "project" as such term is defined in the Act and provided that the Facility will be subject to no Liens other than Permitted Encumbrances; and

                (vi) the Agency shall have the right to terminate this Lease Agreement pursuant to Section 10.2 hereof if the Company does not promptly replace, repair, rebuild or restore the Facility or the damaged part or component thereof as described in (v) above.

         (b) All such repair, replacement, rebuilding, restoration or relocation of the Facility shall be effected with due diligence in a good and workmanlike manner in compliance with all applicable legal requirements, shall be promptly and fully paid for by the Company in accordance with the terms of the applicable contracts, and shall automatically become a part of the Facility as if the same were specifically described herein. Any balance of such Net Proceeds remaining after payment of all costs of replacement, repair, rebuilding, restoration or relocation shall be retained by the Company.

         (c) The Company shall have the right to settle and adjust all claims under any policies of insurance required by Section 6.4(a) hereof on behalf of the Agency and on its own behalf.

         (d) If the Company shall exercise its option to terminate this Lease Agreement pursuant to Section 11.1 hereof, the Net Proceeds derived from such insurance shall be applied to the payment of the amounts required to be paid by
Section 11.2 hereof and any balance remaining thereafter shall be retained by the Company. If an Event of Default hereunder shall have occurred and the Agency shall have exercised its remedies under Section 10.2 hereof, such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section
10.2 and Section 10.4 hereof and any balance remaining thereafter shall be retained by the Company.

         (e) If the Facility has been substantially damaged or destroyed and is not replaced, repaired, rebuilt, restored or relocated, at the option of the Agency, the Facility will be reconveyed to the Company.

         Section 7.2       Condemnation.

         (a) If title to or use of the Facility shall be taken by Condemnation (in whole or in part) at any time during the Lease Term:

                (i) the Agency shall have no obligation to replace, repair, rebuild, restore or relocate the Facility or acquire, by construction or otherwise, facilities of substantially the same nature as the Facility ("Substitute Facilities"); and

                (ii) there shall be no abatement or reduction in the amounts payable by the Company under this Lease Agreement or the PILOT Agreement (whether or not the Facility is replaced, repaired, rebuilt, restored or relocated or Substitute Facilities acquired).

                (iii) the Company shall promptly give written notice thereof to the Agency; and

                (iv) upon the occurrence of such Condemnation, the Net Proceeds derived therefrom shall be paid to the Company; and

                  (v) if the Facility is not replaced, repaired, rebuilt, restored or relocated, as provided herein and in Section 7.2(b) hereof, this Lease Agreement shall be terminated at the option of the Agency and the provisions of Sections 11.2, 11.3 and 11.4 hereof shall apply.

                (vi) the Company shall have the option to terminate this Lease Agreement pursuant to Section 11.1 hereof or to promptly replace, repair, rebuild or restore the Facility or any part or component thereof to substantially the same condition and value as an operating entity as existed prior to taking, with such changes, alterations and modifications as may be desired by the Company, provided that such changes, alterations or modifications or acquisition of Substitute Facilities do not so change the nature of the Facility that it does not constitute a "project" as such term is defined in the Act and provided that the Facility will be subject to no Liens, other than Permitted Encumbrances; and

                (vii) the Agency shall have the right to terminate this Lease Agreement pursuant to Section 10.2 hereof if Company does not promptly replace, repair, rebuild or restore the Facility or any part or component as described in (v) above.

         (b) All such repair, replacement, rebuilding, restoration or relocation of the Facility shall be effected with due diligence in a good and workmanlike manner in compliance with all applicable legal requirements, shall be promptly and fully paid for by the Company in accordance with the terms of the applicable contracts, and shall automatically become a part of the Facility as if the same were specifically described herein. Any balance of the Net Proceeds from such condemnation remaining after payment of all costs of replacement, repair, rebuilding, restoration, relocation or acquisition of substituted Facilities shall be retained by the Company.

         (c) Except upon the occurrence of an Event of Default, the Company shall have the right to settle and adjust all claims under any Condemnation proceedings on behalf of the Agency and on its own behalf.

         (d) If the Company shall exercise its option to terminate this Lease Agreement pursuant to Section 11.1 hereof, the Net Proceeds from such Condemnation shall be applied to the payment of the amounts required to be paid by Section 11.2 hereof and any balance remaining thereafter shall be retained by the Company. If an Event of Default hereunder shall have occurred and the Agency shall have exercised its remedies under Section 10.2 hereof, such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section
10.2 and Section 10.4 hereof and any balance remaining thereafter shall be retained by the Company.

         (e) If the Facility has been substantially condemned and, is not replaced, repaired, rebuilt, replaced or relocated or if a Substitute Facility is not acquired, constructed and equipped, at the option of the Agency, the Facility will be reconveyed to the Company.

         Section 7.3 Condemnation of Company-Owned Property. The Company shall be entitled to the proceeds of any Condemnation award or portion thereof made for damage to or taking of any Property which, at the time of such damage or taking, is not part of the Facility.

         Section 7.4 Waiver of Real Property Law Section 227. The Company hereby waives the provisions of Section 227 of the Real Property Law of the State or any law of like import now or hereafter in effect.

                                  ARTICLE VIII

                                SPECIAL COVENANTS

         Section 8.1 No Warranty of Condition or Suitability by Agency. THE AGENCY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE FACILITY OR THAT IT IS OR WILL BE SUITABLE FOR THE COMPANY'S PURPOSES OR NEEDS.

         Section 8.2 Hold Harmless Provisions.

         (a) The Company agrees that the Agency, its directors, members, officers, agents (except the Company), and employees shall not be liable for and agrees to defend, indemnify, release and hold the Agency, its directors, members, officers, agents (except the Company), and employees harmless from and against any and all (i) liability for loss or damage to Property or injury to or death of any and all Persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Facility or the Land or (ii) liability arising from or expense incurred by the Agency's acquisition, renovation and equipping, owning and leasing of the Facility, including without limiting the generality of the foregoing, all claims arising from the breach by the Company of any of its covenants contained herein, the exercise by the Company of the authority conferred upon it pursuant to Section 4.1(d) of this Lease Agreement and all causes of action and attorneys' fees (whether by reason of third party claims or by reason of the enforcement of any provision of this Installment Sale Agreement (including without limitation this Section) or any of the other documents delivered on the Closing Date by the Agency and any other expenses incurred in defending any claims, suits or actions which may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of the Agency are not incurred or do not result from the gross negligence or intentional or willful wrongdoing of the Agency or any of its directors, members, agents (except the Company) or employees. The foregoing indemnities shall apply notwithstanding the fault or negligence in part of the Agency, or any of its members, directors, officers, agents or employees and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability. The foregoing indemnities are limited only to the extent of any prohibitions imposed by law, and upon the application of any such prohibition by the final judgment or decision of a competent court of law, the remaining provisions of these indemnities shall remain in full force and effect.

         (b) Notwithstanding any other provisions of this Lease Agreement, the obligations of the Company pursuant to this Section 8.2 shall remain in full force and effect after the termination of this Lease Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim, cause of action or prosecution relating to the matters herein described may be brought and payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all expenses and charges incurred by the Agency, or its respective members, directors, officers, agents and employees, relating to the enforcement of the provisions herein specified.

         (c) In the event of any claim against the Agency or its respective members, directors, officers, agents or employees by any employee or contractor of the Company or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Company hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation, disability benefits or other employee benefit acts.

         Section 8.3 Right to Inspect Facility. Subject to the restrictive access policies of the Company as amended from time to time, the Agency and its duly authorized agent shall have the right at all reasonable times to inspect the Facility.

         Section 8.4 Company to Maintain Its Existence. The Company agrees that during the Lease Term it will maintain its existence, will not dissolve, liquidate or otherwise dispose of substantially all of its assets.

         Section 8.5 Qualification in State. The Company throughout the Lease Term shall continue to be duly authorized to do business in the State.

         Section 8.6 Agreement to File Annual Statements and Provide Information. The Company shall file with the New York State Department of Taxation and Finance an annual statement of the value of all sales and use tax exemptions claimed in connection with the Facility in compliance with Section 874(8) and (9) of the New York State General Municipal Law. The Company shall submit a copy of such annual statement to the Agency at the time of filing with the Department of Taxation and Finance. The Company further agrees whenever requested by the Agency to provide and certify or cause to be provided and certified such information concerning the Company, its finances, its operations, its employment and its affairs necessary to enable the Agency to make any report required by law, governmental regulation or any of the Agency Documents or Company Documents. Such information shall be provided within thirty (30) days following written request from the Agency.

         Section 8.7 Books of Record and Account; Financial Statements. The Company at all times agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with generally accepted accounting principles, of all transactions and events relating to the business and financial affairs of the Company.

         Section 8.8 Compliance With Orders, Ordinances, Etc.

         (a) The Company, throughout the Lease Term, agrees that it will promptly comply, and cause any sublessee or occupant of the Facility to comply, with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Facility or any part thereof or to the acquisition, renovation and equipping thereof, or to any use, manner of use or condition of the Facility or any part thereof, of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers and companies or associations insuring the premises having jurisdiction of the Facility or any part thereof, or to the acquisition, renovation and equipping thereof, or to any use, manner of use or condition of the Facility or any part thereof.

         (b) Except as set forth in the various Environmental Reports attached to the Environmental Compliance and Indemnification Agreement, the Company shall keep or cause the Facility to be kept free of Hazardous Materials (as defined hereinafter) and Hazardous Substances. Without limiting the foregoing, the Company shall not cause or permit the Facility to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials and Hazardous Substances, except in compliance with all applicable federal, state and local laws or regulations, nor shall the Company cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company or any contractor, subcontractor, tenant or subtenant, a release of Hazardous Materials and Hazardous Substances onto the Facility or onto any other property. The Company shall comply with and ensure compliance by all contractors, subcontractors, tenants and subtenants with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, and shall obtain and comply with, and ensure that all contractors, subcontractors, tenants and subtenants obtain and comply with, any and all approvals, registrations or permits required thereunder. The Company shall (a) conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials and Hazardous Substances, on, from, or affecting the Facility (i) in accordance with all applicable federal, state, and local laws, ordinances, rules, regulations, and policies and (ii) in accordance with the orders and directives of all federal, state, and local governmental authorities; and (b) defend, indemnify, and hold harmless the Agency, its members, employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to (i) the presence, disposal, release, or threatened release of any Hazardous Materials and Hazardous Substances which are on, from or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise,
(ii) any bodily injury, personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials and Hazardous Substances, (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials and Hazardous Substances, and/or (iv) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any policies or requirements of the Agency, which are based upon or in any way related to such Hazardous Materials and Hazardous Substances, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. In the event that the Company tenders a deed in lieu of foreclosure, the Company shall deliver the Facility free of any and all Hazardous Materials and Hazardous Substances so that the condition of the Facility shall conform with all applicable federal, state and local laws, ordinances, rules or regulations affecting the Facility. For purposes of this Section, "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Superfund Amendments and Reauthorization Act of 1986 (Pub.L. No. 99-499, 100 stat. 1613 (1986), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this Section shall be in addition to any and all other obligations and liabilities the Company may have to the Agency at common law, and shall survive the transactions contemplated herein.

         (c) Notwithstanding the provisions of subsections (a) and (b) hereof, the Company may in good faith contest the validity or the applicability of any requirement of the nature referred to in such subsections (a) and (b) by appropriate legal proceedings conducted in good faith and with due diligence. In such event, the Company may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom, unless the Agency shall notify the Company that by failure to comply with such requirement or requirements, the lien of any mortgage as to any part of the Facility may be materially endangered or the Facility or any part thereof may be subject to loss, penalty or forfeiture, in which event the Company shall promptly take such action with respect thereto or provide such security as shall be satisfactory to the Agency. If at any time the then existing use or occupancy of the Facility shall, pursuant to any zoning or other law, ordinance or regulation, be permitted only so long as such use or occupancy shall continue, the Company shall use its best efforts to not cause or permit such use or occupancy to be discontinued without the prior written consent of the Agency.

         (d) Notwithstanding the provisions of this Section 8.8, if, because of a breach or violation of the provisions of subsections (a) or (b) hereof (without giving effect to subsection (c) hereof), the Agency or any of its members, directors, officers, agents, or employees, shall be threatened with a fine, liability, expense or imprisonment, then, upon notice from the Agency, the Company shall immediately provide legal protection and/or pay amounts necessary in the opinion of the Agency and its members, directors, officers, agents and employees deem sufficient, to the extent permitted by applicable law, to remove the threat of such fine, liability, expense or imprisonment.

         (e) Notwithstanding any provisions of this Section 8.8, the Agency retains the right to defend itself in any action or actions which are based upon or in any way related to such Hazardous Materials or Hazardous Substances. In any such defense of itself, the Agency shall select its own counsel, and any and all costs of such defense, including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses shall be paid by the Company, or the Agency may reconvey property to the Company, pursuant to Section 10.2 hereof, but the Company will remain liable for all monies due to the Agency for the whole term of the Lease.

         Section 8.9       Discharge of Liens and Encumbrances.

         (a) The Company, throughout the Lease Term, shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances, upon the Facility or any part thereof by reason of any labor, services or materials rendered or supplied or claimed to be rendered or supplied with respect to the Facility or any part thereof.

         (b) Notwithstanding the provisions of subsection (a) hereof, the Company may in good faith contest any such Lien. In such event, the Company may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless the Agency shall notify the Company that by nonpayment of any such item or items, the Facility or any part thereof may be subject to loss or forfeiture, in which event the Company shall promptly secure payment of all such unpaid items by filing a bond, in form and substance satisfactory to the Agency, thereby causing such Lien to be removed or by taking such other actions as may be satisfactory to the Agency to protect its interests. Mechanics' Liens shall be discharged or bonded within thirty (30) days of the filing or perfection thereof.

         Section 8.10 Identification of Equipment. All Equipment which is or may become the Property of the Agency pursuant to the provisions of this Lease Agreement shall be properly identified by the Company by such appropriate records, including computerized records, as may be approved by the Agency. All Equipment and other Property of whatever nature affixed or attached to the Land or used or to be used by the Company in connection with the Land or the Improvements shall be deemed presumptively to be owned by the Agency, rather than the

Company, unless the same were utilized for purposes of construction of the Facility or were installed by the Company and title thereto was retained by the Company as provided in Section 6.2 of this Lease Agreement and such Equipment and other Property were properly identified by such appropriate records as were approved by the Agency.

         Section 8.11 Depreciation Deductions and Investment Tax Credit. The parties agree that, as between them, the Company shall be entitled to all depreciation deductions with respect to any depreciable property comprising a part of the Facility and to any investment credit with respect to any part of the Facility.

         Section 8.12 Employment Opportunities, Notice of Jobs. The Company covenants and agrees that, in consideration of the participation of the Agency in the transactions contemplated herein, it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, cause any new employment opportunities created in connection with the Facility to be listed with the New York State Department of Labor, Community Services Division and with the administrative entity of the service delivery area created pursuant to the Job Training Partnership Act (PL 97-300) in which the Facility is located (collectively, the "Referral Agencies"). The Company also agrees that it will, except as otherwise provided by collective bargaining contracts or agreements to which it is a party, first consider for such new employment opportunities persons eligible to participate in federal job training partnership (PL 97-300) programs who shall be referred by the Referral Agencies.

                                   ARTICLE IX

               RELEASE OF CERTAIN LAND; ASSIGNMENTS AND SUBLEASING

         Section 9.1 Restriction on Sale of Facility; Release of Certain Land.

         (a) Except as otherwise specifically provided in this Article IX and in
Article X hereof, the Agency shall not sell, convey, transfer, encumber or otherwise dispose of the Facility or any part thereof or any of its rights under this Lease Agreement to other than the Company, without the prior written consent of the Company.

         (b) The Agency and the Company from time to time may release from the provisions of this Lease Agreement and the leasehold estate created hereby any part of, or interest in, the Land which is not necessary, desirable or useful for the Facility. The Agency and the Company hereby acknowledge that the land described on Exhibit A-1 hereto will be dedicated to the Village of Newark and each covenants to release such Land from the provisions of this Lease Agreement when necessary. In such event, the Agency, at the Company's sole cost and expense, shall execute and deliver any and all instruments necessary or appropriate to so release such part of, or interest in, the Land and convey such title thereto or interest therein, to the Company or such other Person as the Company may designate. As a condition to such conveyance, the Agency shall be provided with a certificate of an Authorized Officer of the Company stating that there is then no Event of Default under this Lease Agreement and such part of, or interest in the Land is not necessary, desirable or useful for the Facility.

         (c) No conveyance of any part of, or interest in the Land effected under the provisions of this Section 9.l shall entitle the Company to any abatement or diminution of the rents payable by it under this Lease Agreement.

         Section 9.2       Removal of Equipment.

         (a) The Agency shall not be under any obligation to remove, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary item of Equipment. In any instance where the Company determines that any item of Equipment has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company may remove such items from the Facility and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or in part, provided that such removal will not materially impair the operation of the Facility for the purpose for which it is intended or change the nature of the Facility so that it does not constitute a "project" under the Act.

         (b) The Agency shall execute and deliver to the Company all instruments necessary or appropriate to enable the Company to sell or otherwise dispose of any such item of Equipment. The Company shall pay any costs (including counsel fees) incurred in transferring title to any item of Equipment removed pursuant to this Section 9.2.

         (c) The removal of any item of Equipment pursuant to this Section shall not entitle the Company to any abatement or diminution of the rents payable by it under this Lease Agreement or any abatement or diminution of the amounts payable by it under the PILOT Agreement.


         Section 9.3 Assignment and Subleasing.

         (a) This Lease Agreement may not be assigned, in whole or in part, and the Facility may not be subleased, in whole or in part, without the prior written consent of the Agency in each instance, which will not be unreasonably withheld or delayed. Any assignment or sublease shall be on the following conditions, as of the time of such assignment or sublease:

                (i) no assignment or sublease shall relieve the Company from primary liability for any of its obligations hereunder;

                (ii) the assignee or sublessee (except in the case of a true sublease in the ordinary course of business) shall assume the obligations of the Company hereunder to the extent of the interest assigned or subleased;

                (iii) the Company shall, within ten (10) days after the delivery thereof, furnish or cause to be furnished to the Agency a true and complete copy of such assignment or sublease and the instrument of assumption;

                (iv) the Facility shall continue to constitute a "project" as such quoted term is defined in the Act; and

                (v) neither the validity nor the enforceability of the Lease Agreement shall be adversely affected thereby.

         (b) If the Agency shall so request, as of the purported effective date of any assignment or sublease pursuant to subsection (a) of this Section 9.3, the Company at its cost shall furnish the Agency, with an opinion, in form and substance satisfactory to the Agency, (i) of Transaction Counsel as to item (iv) above, and (ii) of Independent Counsel as to items (i), (ii), and (v) above.

         Section 9.4       Merger of Agency.

         (a) Nothing contained in this Lease Agreement shall prevent the consolidation of the Agency with, or merger of the Agency into, or transfer of title to the entire Facility to any other public benefit corporation or political subdivision which has the legal authority to own and lease the Facility, provided that upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Lease Agreement to be kept and performed by the Agency shall be expressly assumed in writing by the public benefit corporation or political subdivision resulting from such consolidation or surviving such merger or to which the Facility shall be transferred.

         (b) Within thirty (30) days after the consummation of any such consolidation, merger or transfer of title, the Agency shall give notice thereof in reasonable detail to the Company. The Agency promptly shall furnish such additional information with respect to any such transaction as the Company may reasonably request.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

         Section 10.1      Events of Default Defined.

         (a) The following shall be "Events of Default" under this Lease
          Agreement:

                (i) the failure by the Company to pay or cause to be paid on the date due, the amount specified to be paid pursuant to Section 5.3(a) hereof;

                (ii) the failure by the Company to observe and perform any covenant contained in Sections 6.4, 6.5, 8.4 and 9.3 hereof;

                (iii) the failure by the Company to pay or cause to be paid on the dates due, the amounts specified to be paid pursuant to the PILOT Agreement;

                (iv) the invalidity, illegality or unenforceability of the PILOT Agreement; or the failure by the Company to observe and perform any covenant contained in the PILOT Agreement;

                (v) any representation or warranty of the Company herein or in any of the Company Documents shall prove to have been false or misleading in any material respect;

                (vi) the failure by the Company to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in 10.1(a)(i), (ii) and (iii)) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Agency provided, however that matters which cannot be cured within thirty (30) days but which the Company is seeking with due diligence to cure on a timely basis will not be treated as an Event of Default;

                  (vii) the dissolution or liquidation of the Company; or the failure by the Company to release, stay, discharge, lift or bond within thirty (30) days any execution, garnishment, judgment or attachment of such consequence as may impair its ability to carry on its operations; or the failure by the Company generally to pay its debts as they become due; or an assignment by the Company for the benefit of creditors; the commencement by the Company (as the debt or) of a case in Bankruptcy or any proceeding under any other insolvency law; or the commencement of a case in Bankruptcy or any proceeding under any other insolvency law against the Company (as the debtor) and a court having jurisdiction in the premises enters a decree or order for relief against the Company as the debtor in such case or proceeding, or such case or proceeding is consented to by the Company or remains undismissed for forty (40) days, or the Company consents to or admits the material allegations against it in any such case or proceeding; or a trustee, receiver or agent (however named) is appointed or authorized to take charge of substantially all of the property of the Company for the purpose of enforcing a lien against such Property or for the purpose of general administration of such Property for the benefit of creditors (the term "dissolution or liquidation of the Company" as used in this subsection shall not be construed to include any transaction permitted by Section 8.4 hereof);

                  (viii) the breach of any covenant or representation contained in Section 8.8 hereof with respect to environmental matters.

         (b) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure any party hereto shall be unable in whole or in part to carry out its obligations under Sections 4.1 and 6.1 of this Lease Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party, within a reasonable time after the occurrence of the event or cause relied upon, such obligations under this Lease Agreement of the party giving such notice (and only such obligations), so far as they are affected by such force majeure, shall be suspended during continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, acts, priorities or orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, shortages of labor or materials or delays of carriers, partial or entire failure of utilities, shortage of energy or any other cause or event not reasonably within the control of the party claiming such inability and not due to its fault. The party claiming such inability shall remove the cause for the same with all reasonable promptness. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

         Section 10.2      Remedies on Default.

         (a) Whenever any Event of Default shall have occurred, the Agency may take, to the extent permitted by law, any one or more of the following remedial steps:

                (i) declare, by written notice to the Company, to be immediately due and payable, whereupon the same shall become immediately due and payable: (A) all unpaid installments of rent payable (whether past due or scheduled to become due with the passage of time) pursuant to
         Section 5.3(a) and (b) hereof, (B) all unpaid and past due payments in lieu of taxes pursuant to the PILOT Agreement and (C) all other payments due under this Lease Agreement; provided, however, that if an Event of Default specified in Section 10.1(a)(vii) hereof shall have occurred, such installments of rent and other payments due under this Lease Agreement shall become immediately due and payable without notice to the Company;

                (ii) take any other action as it shall deem necessary to cure any such Event of Default, provided that the taking of any such actions shall not be deemed to constitute a waiver of such Event of Default;

                (iii) terminate this Lease Agreement, reconvey the Facility to the Company and terminate the PILOT Agreement. The Agency shall have the right to execute an appropriate deed with respect to the Facility and to place the same on record in the Wayne County Clerk's Office, at the expense of the Company and in such event the Company waives delivery and acceptance of such deed and the Company hereby appoints the Agency its true and lawful agent and attorney-in-fact (which appointment shall be deemed to be an agency coupled with an interest), with full power of substitution to file on its behalf all affidavits, questionnaires and other documentation necessary to accomplish the recording of such deed.

                (iv) take any other action at law or in equity which may appear necessary or desirable to collect the payments then due or thereafter to become due hereunder and under the PILOT Agreement, to secure possession of the Facility, and to enforce the obligations, agreements or covenants of the Company under this Lease Agreement and under the PILOT Agreement.

         (b) No action taken pursuant to this Section 10.2 (including repossession of the Facility) shall relieve the Company from its obligation to make all payments required by Section 5.3 hereof or under the PILOT Agreement.

         (c) After an Event of Default shall have occurred, the Company shall have the right upon notice to the Agency to enter the Facility with agents or representatives of the Agency to remove any equipment or other personalty owned by the Company if such equipment or personalty is not part of the Facility.

         Section 10.3 Remedies Cumulative. No remedy herein conferred upon or reserved to the Agency is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Lease Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agency to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Lease Agreement.

         Section 10.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of this Lease Agreement and the Agency should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Agency the reasonable fees of such attorneys and such other expenses so incurred.

         Section 10.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained herein should be breached by any party and thereafter waived by any other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE XI

                      EARLY TERMINATION OF LEASE AGREEMENT;

                           OPTION IN FAVOR OF COMPANY

         Section 11.1 Early Termination of Lease Agreement. The Company shall have the option to terminate this Lease Agreement at any time upon filing with the Agency a certificate signed by an Authorized Representative of the Company stating the Company's intention to do so pursuant to this Section and the date upon which such payments pursuant to Section 11.2 hereof shall be made (which date shall not be less than 45 nor more than 90 days from the date such certificate is filed) and upon compliance with the requirements set forth in
Section 11.2 hereof.

         Section 11.2 Conditions to Early Termination of Lease Agreement. In the event the Company exercises its option to terminate this Lease Agreement in accordance with the provisions of Section 11.1 hereof, the Company shall make the following payments:

         (a) To the Agency or the Taxing Authorities (as such term is defined in the PILOT Agreement), as appropriate pursuant to the PILOT Agreement all amounts due and payable under the PILOT Agreement as of the date of the conveyance described in Section 11.3 hereof.

         (b) To the Agency: an amount certified by the Agency sufficient to pay all installments of rent payable (whether past due or scheduled to become due with the passage of time) pursuant to Sections 5.3(a) and (b) hereof and all other unpaid fees and expenses of the Agency incurred under the Agency Documents.

         (c) To the appropriate Person: an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under the Company Documents.

         Section 11.3 Obligation to Purchase Facility. Upon termination or expiration of the Lease Term, in accordance with Sections 5.2 or 11.1 hereof, the Company shall purchase the Facility from the Agency for the purchase price of One Dollar ($1.00) plus all unpaid payments in lieu of taxes pursuant to the PILOT Agreement through the date upon which this Lease Agreement terminates or expires and all unpaid installments of rent payable (whether past due or scheduled to become due pursuant to Sections 5.3(a) and (b) hereof). The Company shall purchase the Facility by giving written notice to the Agency (which may be contained in the certificate referred to in Section 11.1 hereof) (i) declaring the Company's election to purchase and (ii) fixing the date of closing such purchase, which shall be the date on which this Lease Agreement is to be terminated.

         Section 11.4 Conveyance on Purchase. At the closing of any purchase of the Facility pursuant to Section 11.3 hereof, the Agency shall, upon receipt of the purchase price, deliver to the Company all necessary documents (i) to convey to the Company title to the Property being purchased, as such Property exists, based on the legal description attached hereto as Exhibit A, subject only to the following: (A) any Liens to which title to such Property was subject when conveyed to the Agency, (B) any Liens created at the request of the Company, to the creation of which the Company consented or in the creation of which the Company acquiesced, (C) any Permitted Encumbrances and (D) any Liens resulting from the failure of the Company to perform or observe any of the agreements on its part contained in this Lease Agreement or arising out of an Event of Default hereunder and (ii) to release and convey to the Company all of the Agency's rights and interest in and to any rights of action or any Net Proceeds of insurance or Condemnation awards with respect to the Facility. Upon the conveyance of the Facility by the Agency to the Company pursuant to this Article XI, the PILOT Agreement shall terminate.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Notices. All notices, certificates and other communications hereunder shall be in writing and shall be either delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed as follows or to such other address as any party may specify in writing to the other:

         To the Agency:

                Wayne County Industrial Development Agency
                16 William Street

                Lyons, New York 14489
                Attention:     Barbara A. Harper

                               Administrative Director

         To the Company:

                Ultralife Batteries, Inc.
                1350 Route 88 South
                Newark, New York 14513
                Attention:     Uri Soudak

                               Chief Operating Officer

         Section 12.2 Binding Effect. This Lease Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

         Section 12.3 Severability. In the event any provision of this Lease Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 12.4 Amendments, Changes and Modifications. This Lease Agreement may not be amended, changed, modified, altered or terminated except in a writing executed by the parties hereto.

         Section 12.5 Execution of Counterparts. This Lease Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 12.6 Applicable Law. This Lease Agreement shall be governed exclusively by the applicable laws of the State without regard or reference to its conflict of laws principles.

         Section 12.7 List of Additional Equipment; Further Assurances. Upon the Completion Date with respect to the Facility and the installation of all of the Equipment therein, the Company shall prepare and deliver to the Agency a schedule listing all of the Equipment not previously described in this Lease Agreement. If requested by the Agency, the Company shall thereafter furnish to the Agency, within sixty (60) days after the end of each calendar year, a schedule listing all of the Equipment not theretofore previously described herein or in the aforesaid schedule.

         Section 12.8 Survival of Obligations. This Lease Agreement shall survive the performance of the obligations of the Company to make payments required by Section 5.3 and all indemnities shall survive the foregoing and any termination or expiration of this Lease Agreement.

         Section 12.9 Table of Contents and Section Headings not Controlling. The Table of Contents and the headings of the several Sections in this Lease Agreement have been prepared for convenience of reference only and shall not control or affect the meaning of or be taken as an interpretation of any provision of this Lease Agreement.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the Agency and the Company have caused this Lease Agreement to be executed in their respective names by their duly authorized officers, all as of February 1, 1998.

                                                WAYNE COUNTY INDUSTRIAL
                                                DEVELOPMENT AGENCY

                                                By:

                                                Name:    Barbara A. Harper
                                                Title:   Administrative Director

                                                ULTRALIFE BATTERIES, INC.

                                                By:

                                                Name:    Uri Soudak
                                                Title:   Chief Operating Officer

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF MONROE    )

         On this 13th day of February, 1998, before me personally came Barbara
A. Harper, to me known, who, being by me duly sworn, did depose and say that she resides in the Town of Savannah, New York; that she is the Administrative Director of the WAYNE COUNTY INDUSTRIAL DEVELOPMENT AGENCY, the public benefit corporation of the State of New York described in and which executed the within Lease Agreement; and that she signed her name thereto by order of the members of said public benefit corporation.


                                             ----------------------------
                                                 Notary Public

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF MONROE    )

         On the 13th day of February, 1998, before me personally came Uri Soudak to me known, who, being by me duly sworn, did depose and say that he resides at Canandaigua, New York; that he is the Chief Operating Officer of ULTRALIFE BATTERIES, INC., the business corporation described in and which executed the within Lease Agreement; and that he signed his name thereto by order of the Board of Directors of said business corporation.


                                       ----------------------------------------
                                                Notary Public

                                    EXHIBIT A

                      Legal Description of Ultralife Parcel

                                   EXHIBIT A-1

                          Legal Description of Roadways

                                    EXHIBIT B

                                    Equipment

         All equipment, fixtures, machinery, building materials and items of personal property acquired, constructed and installed and/or to be acquired, constructed and installed as agent for the Agency in connection with the completion of the Ultralife Batteries, Inc. 1998 Facility located in the Village of Newark, Town of Arcadia, Wayne County, New York, except for equipment that qualifies as production equipment under New York Tax Law Section 1115(a)(12).

                                      SCHEDULE A
                               SCHEDULE OF DEFINITIONS

     "ACT" means, collectively, Title 1 of Article 18-A of the General Municipal Law of the State enacted into law as Chapter 1030 of the Laws of 1969 of the State, as amended, together with Chapter 916 of the Laws of 1969 of the State, as amended.

     "AGENCY" means the (i) Wayne County Industrial Development Agency, its successors and assigns, and (ii) any local governmental body resulting from or surviving any consolidation or merger to which the Agency or its successors may be a party.

     "AGENCY DOCUMENTS" means the Lease Agreement, the Environmental Compliance and Indemnification Agreement and the PILOT Agreement.

     "APPROVING RESOLUTION" means the resolution adopted by the Agency on the 15th day of December, 1997 authorizing the execution and delivery of the Agency Documents as such resolution may be amended and supplemented from time to time.

     "AUTHORIZED REPRESENTATIVE" means, in the case of the Agency, the Chairman, the Vice Chairman, the Secretary, the Assistant Secretary or the Administrative Director of the Agency; in the case of the Company, its President, the Treasurer and any Vice President; and, in the case of both, such additional persons as, at the time, are designated to act on behalf of the Agency or the Company, as the case may be, by written certificate furnished to the Bank and to the Agency or Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Agency by the Chairman, the Vice Chairman, the Secretary, the Assistant Secretary or the Administrative Director of the Agency, or (ii) the Company by the President, the Treasurer, any Vice President or the Chief Operating Officer of the Company.

     "BILL OF SALE" means the Bill of Sale, dated the Closing Date, given by the Company to the Agency with respect to the Equipment, as the same may be amended from time to time.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in New York, New York are authorized by law or executive order to remain closed.

     "CLOSING DATE" means February 13, 1998.

     "COMPANY" means Ultralife Batteries, Inc., a business corporation duly organized and validly existing under the laws of the State of Delaware and authorized to do business in the State of New York, and its successors and assigns.

     "COMPANY DOCUMENTS" means the Bill of Sale, the Lease Agreement, the Environmental Compliance and Indemnification Agreement and the PILOT Agreement.

     "COMPLETION DATE" means the date of completion of the renovation and equipping of the Facility as certified to pursuant to Section 4.2 of the Lease Agreement.

     "CONDEMNATION" means the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any governmental entity or other Person acting under governmental authority.

     "CONSTRUCTION PERIOD" means the period (a) beginning on the earlier of
(i) the date of commencement of acquisition, renovation and equipping of the Facility, which date shall not be prior to December 5, 1997, or (ii) the Closing Date and (b) ending on the Completion Date.

     "ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION AGREEMENT" means the Environmental Compliance and Indemnification Agreement, dated as of February 1, 1998 by and between the Agency, and the Company.

     "EQUIPMENT" means all machinery, equipment and other personal property, if any, to be owned by the Agency and used in connection with the Facility as described in EXHIBIT B to the Lease Agreement.

     "EVENT OF DEFAULT" when used with respect to the Lease Agreement, means any of the events defined as Events of Default by Section 10.1 of the Lease Agreement.

     "FACILITY" means the Land, the Improvements, and the Equipment leased to the Company under the Lease Agreement.

     "FACILITY SERVICES" means all services necessary for the acquisition, renovation and equipping of the Facility.

     "HAZARDOUS SUBSTANCE" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, ET SEQ.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, ET SEQ.), Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and the regulations promulgated thereunder.

     "IMPROVEMENTS" means all those buildings, improvements, structures and other related facilities (i) affixed or attached to the Land and (ii) not part of the Equipment, all as they may exist from time to time.

     "INDEPENDENT COUNSEL" means an attorney or attorneys or firm or firms of attorneys duly admitted to practice law before the highest court of any state of the United States of America or in the District of Columbia and not a full time employee of the Agency or the Company.

     "LAND" means the property leased by the Agency to the Company pursuant to the Lease Agreement and more particularly described in EXHIBIT A and EXHIBIT A-1 attached thereto.

     "LEASE AGREEMENT" means the Lease Agreement, dated as of February 1, 1998, by and between the Agency, as lessor, and the Company, as lessee, with respect to the Facility, as the same may be amended from time to time.

     "LEASE TERM" means the duration of the leasehold estate created in the Lease Agreement as specified in Section 5.2 of the Lease Agreement.

     "LIEN" means any interest in Property securing an obligation owed to a Person whether such interest is based on the common law, statute or contract, and including but not limited to, the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting real property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "NET PROCEEDS" means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

     "PERMITTED ENCUMBRANCES" means (i) exceptions to title set forth in the Title Report, (ii) the Lease Agreement, (iii) utility, access and other easements and rights-of-way, restrictions and exceptions that do not materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (iv) mechanics', materialmen's, warehousemen's, carriers' and other similar Liens which are approved in writing by the Agency or its counsel, (v) Liens for taxes not yet delinquent, and
(vi) Liens in favor of lenders approved by the Company.

     "PERSON" OR "PERSONS" means an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision or branch thereof.

     "PILOT AGREEMENT" means the Payment-in-Lieu-of-Tax Agreement, dated as of February 1, 1998, between the Company and the Agency, as amended from time to time.

     "PLANS AND SPECIFICATIONS" means the plans and specifications for the Improvements, prepared for the Company and approved by the Agency, as set forth in the Company's application to the Agency dated October 15, 1997, and as revised from time to time in accordance with the Lease Agreement.

     "PRIME RATE" means the rate designated by THE WALL STREET JOURNAL from time to time as its "prime rate".

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "PUBLIC PURPOSES" shall mean the State's objective to create industrial development agencies for the benefit of the several counties, cities, villages and towns in the State and to empower such agencies, among other things, to acquire, construct, reconstruct, lease, improve, maintain, equip and sell land and any building or other improvement, and all real and personal properties, including, but not limited to, machinery and equipment deemed necessary in connection therewith, whether or not now in existence or under construction, which shall be suitable for manufacturing, warehousing, research, commercial, recreation or industrial facilities, including industrial pollution control facilities, in order to advance job opportunities, health, general prosperity and the economic welfare of the people of the State and to improve their standard of living.

     "SCHEDULE OF DEFINITIONS" means the words and terms set forth in this Schedule of Definitions attached to the Lease Agreement, as the same may be amended from time to time.

     "SEQR ACT" means the State Environmental Quality Review Act and the regulations thereunder.

     "STATE" means the State of New York.

     "SUBSTITUTE FACILITIES" means facilities of substantially the same nature as the proposed Facility.

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     "SUBSTITUTE FACILITIES" means facilities of substantially the same nature as the proposed Facility.

     "TITLE REPORT" means Crossroad, Certificate of Title No. 900577 issued by Crossroad Land Office, Inc. as agents for Stewart Title Insurance Company to the Agency on December 15, 1997 and redated and recertified on the Closing Date.

     "TRANSACTION COUNSEL" means the law firm of Nixon, Hargrave, Devans & Doyle LLP.

     "TRANSACTION DOCUMENTS" means the Agency Documents and the Company
Documents.

     "UNASSIGNED RIGHTS" means the rights of the Agency and moneys payable pursuant to and under Sections 3.2, 5.3(a), 5.3(b), 6.4(b) and (c), 6.7, 8.1, 8.2, 8.8, 8.9, 8.12, 10.2(a), 10.2(a)(iii), 10.2(b), 10.4, 11.2(a), 11.2(b) and
12.8 of the Lease Agreement.

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